UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2010

Commission file number 333-113658

Sensus (Bermuda 2) Ltd. (Exact name of registrant as specified in its charter)	Sensus USA Inc. (Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 700, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2010, the Compensation Committee of the Board of Directors of Sensus Metering Systems (Bermuda 2) Ltd. (the “Company”) approved the following incentive payments to named executive officers under the Company’s management incentive plan based on the Company’s financial performance in fiscal 2010: (i) Peter Mainz, our Chief Executive Officer & President, received an incentive payment of $105,400; (ii) Jeffrey Kyle, our Chief Financial Officer, received an incentive payment of $54,561; (iii) Colin Flannery, our Vice President and General Counsel, received an incentive payment of $46,872; (iv) William Yeates, our Executive Vice President, Conservation Solutions, received an incentive payment of $52,001; and (v) José Hernandez, our Executive Vice President, Global Water & Heat, received an incentive payment of $74,959. The Company paid these incentive awards to the named executive officers in June 2010. Mr. Hernandez’s incentive payment was denominated in euros. The dollar amount provided above was determined based on the exchange rate for the conversion of euros to U.S. dollars as of June 28, 2010, which was approximately €1.00/$1.23. A copy of the Company’s management incentive plan was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2009 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Sensus Management Incentive Plan for the Fiscal Year 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: July 7, 2010	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President

SENSUS USA INC.

Dated: July 7, 2010	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President